Exhibit 1

Analyst Guide
NISSIN CO., LTD.
March 2006
If you have any questions regarding this report,
please contact the IR department at +81-3-3348-2423 or info-ir@nissin-f.co.jp

Special Note Regarding Forward-looking Statements

     The risks that may affect our business results, stock price and financial position are discussed below.
     The forward-looking statements are based on current management’s judgment as of May 8, 2006, the filing date.
I.	Risk from Business Environment
(a)	Weak economic conditions

(b)	Intensified customer acquisition competition by entry of major financial institutions and IT companies

(c)	Misconduct by an employee or director or negative publicity for our industry
II.	Regulation
(a)	Regulations under Japanese law
i)	Regulation concerning loan operation
•	Regulation concerning interest rate

•	Regulation concerning loan operations
ii)	The Special Measures Law Concerning the Claims Servicing Business

(the “Servicer Law”)

iii)	The Installment Sales Law

iv)	The Securities and Exchange Law

v)	Other related regulations
(b)	Regulations under U.S. law

(c)	Amendments to current laws and the growing variety of legal means with which our customers can seek protection from creditors
III.	Business Risk
(a)	Funding and market interest rate

(b)	Reliability of our information or technological system and networks

(c)	Influence on important decisions by president and his family

(d)	Operating assets portfolio

(e)	Risk concerning investment

(f)	Strategic alliance and joint ventures to acquire new customers
Risks and uncertainties which may affect our business results are not limited to the factors listed above, as unknown risks and uncertainties may be as yet unexpected to us.

CONTENTS

I	Consolidated Operating Results
1	Consolidated Operating Results as of or for the Year Ended March 31, 2006
2	Consolidated Balance Sheet as of March 31, 2006
3	Productivity and Number of Sales Offices
4	Financial Ratio/Earnings per Share, etc
II	Non-Consolidated Operating Results
5	Non-Consolidated Operating Results as of or for the Year Ended March 31, 2006
6	Non-Consolidated Balance Sheet as of or for the Year Ended March 31, 2006
7	Loans charged-offs and Allowance for loan losses
8	Interest Rate on Loans Outstanding and Borrowings
9	Operating Results of Consolidated Subsidiaries

Consolidated Operating Results
Japanese GAAP

Consolidated Operating Results
as of or for the Year Ended March 31, 2006

					(millions of yen)

	3/05%		3/06%		% change

Notes and loans receivable	145,307	—	224,240	—	54.3

Assets held for leases and installment loans	5,756	—	8,636	—	50.0

Other operating assets	893	—	1,482	—	163.3

Purchased loans receivable and real estate acquired for sale	15,531	—	30,165	—	94.2

Guaranteed borrowings outstanding	7,701	—	12	—	(99.8)

*Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.
*The operating assets of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, are included in the operating assets as of March 31, 2006.
*The amounts of guaranteed borrowings outstanding are the amounts before deductions of reserves for guarantee losses.

Total operating revenues	45,867	100.0	60,991	100.0	33.0
Interest income from notes and loans receivable	29,250	63.8	28,846	47.3	(1.4)
Revenue from purchased loans	10,095	22.0	11,921	19.5	18.1
Other financial income	0	0.0	13	0.0	3744.9
Other operating income	6,522	14.2	20,209	33.1	209.9
Revenue from leases and installment loans	1,657	3.6	4,451	7.3	168.6
Revenue from real estate sold	1,404	3.1	2,832	4.6	101.7
Revenue from real estate sold (loan servicing business)	—	—	4,209	6.9	—
Recovery from loans previously charged off	711	1.6	896	1.5	26.0
Loan origination fees	1,367	3.0	2,785	4.6	103.8
Guarantee fees received	844	1.8	1,385	2.3	64.0
Other	536	1.2	3,648	6.0	579.6

Total operating expenses	37,248	81.2	48,207	79.0	29.4
Financial costs	2,733	6.0	2,424	4.0	(11.3)
Cost of purchased loans collected	6,850	14.9	6,962	11.4	1.6
Other operating expenses	27,664	60.3	38,820	63.6	40.3
Cost of leases and installment loans	1,599	3.5	3,722	6.1	132.7
Cost of real estate sold	973	2.1	2,504	4.1	157.4
Cost of real estate sold (loan servicing business)	—	—	2,953	4.8	—
Advertising expenses	332	0.7	628	1.0	89.2
Commission fees	862	1.9	1,044	1.7	21.0
Loans charged off	137	0.3	252	0.4	83.3
Provision for loan losses	9,106	19.9	9,717	15.9	6.7
Excess interest repayment costs	—	—	977	1.6	—
Provision for guarantee losses	370	0.8	629	1.0	69.7
Salaries and employees benefits	6,548	14.3	7,354	12.1	12.3
Lease and rental expenses	2,080	4.5	1,948	3.2	(6.3)
Other	5,653	12.3	7,086	11.6	25.4

Operating income	8,619	18.8	12,784	21.0	48.3

Other income	617	1.3	1,005	1.6	62.8

Other expenses	644	1.4	1,004	1.6	55.9

Ordinary income	8,592	18.7	12,785	21.0	48.8

Special gains	5,641	12.3	4,171	6.8	(26.1)

Special losses	2,870	6.3	645	1.1	(77.5)

Income before income taxes	11,363	24.8	16,311	26.7	43.5

Net income	6,525	14.2	9,033	14.8	38.4

*The operating results for the three months ended March 31, 2006 of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, are included in the operating results for the year ended March 31, 2006.

Consolidated Balance Sheet as of March 31, 2006

					(millions of yen)

	3/05%		3/06%		¥ change

Total Current Assets	188,845	83.5	294,611	84.0	105,765
Cash and deposits	25,820	11.4	22,788	6.5	(3,032)
Notes and loans receivable	145,307	64.2	224,240	63.9	78,932
Purchased loans receivable	14,862	6.6	24,038	6.9	9,175
Real estate acquired for sale	668	0.3	6,126	1.7	5,458
Other	10,509	4.6	26,989	7.7	16,480
Allowance for loan losses	(8,322)	(3.7)	(9,572)	(2.7)	(1,249)

Total Fixed Assets	37,441	16.5	56,250	16.0	18,808
Tangible fixed assets	3,168	1.4	5,677	1.6	2,508
Building and structures	485	0.2	634	0.2	148
Equipments	160	0.1	219	0.1	59
Assets held for leases	2,131	0.9	3,997	1.1	1,866
Land	356	0.2	825	0.2	469
Other	35	0.0	—	—	(35)
Intangible fixed assets	2,618	1.2	2,458	0.7	(160)
Total investments and other assets	31,653	14.0	48,114	13.7	16,460
Investment securities	24,235	10.7	34,501	9.8	10,266
Bankrupt and delinquent loans receivable	3,932	1.7	4,611	1.3	678
Other	6,656	2.9	12,867	3.7	6,211
Allowance for loan losses	(3,170)	(1.4)	(3,866)	(1.1)	(695)

Total Assets	226,287	100.0	350,861	100.0	124,574

Total Current Liabilities	76,053	33.6	135,335	38.6	59,281
Accounts payable	411	0.2	345	0.1	(66)
Short-term borrowings	9,016	4.0	25,782	7.3	16,766
Current portion of long-term borrowings	53,835	23.8	58,384	16.6	4,549
Current portion of bonds	5,060	2.2	1,860	0.5	(3,200)
Current portion of convertible bonds	—	—	822	0.2	822
Commercial paper	3,500	1.5	30,000	8.6	26,500
Accrued income taxes	716	0.3	6,088	1.7	5,372
Accrued bonuses	677	0.3	751	0.2	73
Reserve for losses on excess interest repayments	—	—	590	0.2	590
Reserve for guarantee losses	370	0.2	629	0.2	258
Other	2,464	1.1	10,081	2.9	7,616

Total Long-term Liabilities	83,290	36.8	133,293	38.0	50,003
Bonds	9,650	4.3	26,290	7.5	16,640
Convertible bonds	8,942	4.0	—	—	(8,942)
Long-term borrowings	52,683	23.3	81,873	23.3	29,190
Asset backed commercial paper	6,672	2.9	21,669	6.2	14,997
Accrued retirement benefits — directors and statutory auditors	330	0.1	381	0.1	51
Other	5,011	2.2	3,078	0.9	(1,933)

Total Liabilities	159,344	70.4	268,629	76.6	109,285

Minority Interests	1,150	0.5	2,407	0.7	1,257

Common stock	7,779	3.4	11,848	3.4	4,069

Additional paid-in capital	10,465	4.6	15,519	4.4	5,054

Retained earnings	42,659	18.9	49,040	14.0	6,381

Unrealized gains on investment securities	7,935	3.5	5,097	1.5	(2,837)

Foreign currency translation adjustments	(8)	(0.0)	150	0.0	159

Treasury stock	(3,037)	(1.3)	(1,833)	(0.5)	1,204

Total Shareholders’ Equity	65,793	29.1	79,824	22.8	14,031

Total Liabilities, Minority Interests and Shareholders’ Equity	226,287	100.0	350,861	100.0	124,574

*Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.
*The assets of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, are included in the consolidated balance sheet as of March 31, 2006.

Productivity and Number of Sales Offices

NIS Group	(millions of yen)
	3/03	3/04	3/05	3/06

Main operating assets	182,354	188,439	179,123	282,461
of which SMEs-related operating assets	74,345	90,315	113,160	208,138

Consolidated operating revenues	45,601	45,693	45,867	60,991

Number of employees	832	851	818	998
Main operating assets/employee	219	221	219	283
Assets held for SMEs/employee	89	106	138	209
Operating revenue/employee	55	54	56	61
Operating income/employee	13	14	11	13
Ordinary income/employee	13	13	11	13

*Main operating assets are the sum of notes and loans receivable (incl.bankrupt and delinquent loans), assets held for leases and installment loans, other operating assets, purchased loans receivable and real estate acquired for sale, and guaranteed loans outstanding. In addition, SMEs-related operating assets are main operating assets less loans to consumers, purchased loans receivable and real estate acquired for sale.

Nissin Co., Ltd.
	3/03	3/04	3/05	3/06

Total number of sales offices	72	70	50	50

Total number of employees	813	785	680	720
of which sales workers	615	571	474	493

Productivity per employee and sales office	(millions of yen)

	3/03	3/04	3/05	3/06

Notes and loans outstanding	175,123	175,440	145,307	215,223

Sales offices
Loans outstanding/sales worker	284	307	306	436
Loan accounts/sales worker	292	285	170	153
Total
Loans outstanding/employee	215	223	213	298
Loan accounts/employee	221	207	118	104
Operating revenue/employee	51	52	48	47
Operating income/employee	13	14	11	10
Ordinary income/employee	13	13	12	11
Loans outstanding/office	2,432	2,506	2,906	4,304
Loan accounts/sales office	2,501	2,331	1,616	1,510
Operating revenue/sales office	575	583	647	683
Operating income/sales office	145	152	151	141
Ordinary income/sales office	143	151	160	162

Nissin Servicer Co., Ltd.		(millions of yen)

	3/05	3/06

Number of employees	59	74
Operating revenue/employee	190	216
Operating income/employee	33	59
Ordinary income/employee	30	54

APREK Co., Ltd.	(millions of yen)

3/06

Number of employees	102
Operating revenue/employee	13
Operating income/employee	(1)
Ordinary income/employee	(1)

Financial Ratio/Earnings per Share, etc

Consolidated					(%)

	3/02	3/03	3/04	3/05	3/06

Shareholders’ equity ratio	24.3	22.0	25.9	29.1	22.8
Return on equity	11.7	11.8	12.5	10.9	12.4
Operating income to total assets	5.7	5.8	5.6	4.0	4.4
Ordinary income to total assets	5.5	5.6	5.4	4.0	4.4
Return on assets	2.8	2.7	3.0	3.0	3.1
Operating margin	26.3	24.2	25.3	18.8	21.0
Ordinary income margin	25.4	23.5	24.3	18.7	21.0
Net income margin	13.2	11.4	13.5	14.2	14.8
Current ratio	311.3	301.4	229.8	248.3	217.7
Fixed assets ratio	24.8	18.8	27.1	56.9	70.5

Earnings per share, etc					(millions of yen)

	3/02	3/03	3/04	3/05	3/06

Earnings Per Share	146.13	79.63	49.04	12.67	12.67
(Diluted EPS)	146.12	—	45.21	11.53	6.50
(After retroactive adjustment for stock splits)	3.77	4.15	5.11	5.28	12.67
(Diluted EPS-after retroactive adjustment for stock splits)	3.76	—	4.71	4.80	6.50
Book-value Per Share	1,310.62	708.98	425.90	127.10	127.10
(After retroactive adjustment for stock splits)	34.09	36.93	44.37	52.96	127.10
Price Earnings Ratio	11.30	12.20	17.30	23.70	20.40
Price Book-value Ratio	1.25	1.36	1.99	2.36	2.02

Non-consolidated					(%)

	3/02	3/03	3/04	3/05	3/06

Shareholders’ equity ratio	24.4	22.3	26.4	31.4	24.9
Return on equity	12.1	11.2	11.2	10.6	9.9
Operating income to total assets	5.7	5.5	5.3	3.7	2.8
Ordinary income to total assets	5.6	5.4	5.3	3.9	3.2
Return on assets	2.9	2.6	2.7	3.1	2.7
Operating margin	26.7	25.3	26.2	23.3	20.7
Ordinary income margin	25.9	24.9	26.0	24.7	23.7
Net income margin	13.7	12.0	13.4	19.4	20.3
Current ratio	310.6	299.2	229.1	237.4	202.7
Fixed assets ratio	26.7	21.7	28.7	73.4	98.5

Earnings per share, etc

	3/02	3/03	3/04	3/05	3/06

Earnings Per Share	151.02	75.85	43.49	12.21	5.32
(Diluted EPS)	151.01	—	40.19	11.20	5.02
(After retroactive adjustment for stock splits)	3.90	3.95	4.53	5.09	5.32
(Diluted EPS-after retroactive adjustment for stock splits)	3.90	—	4.18	4.66	5.02
Book-value Per Share	10.90	12.80	19.50	24.60	48.49
(After retroactive adjustment for stock splits)	1,317.86	708.95	420.58	125.32	54.65
Price Earnings Ratio	34.28	36.93	43.81	52.22	54.65
Price Book-value Ratio
Number of shares outstanding (in thousands )	32,955	63,229	126,228	516,981	1,366,419
Weighted average number of shares outstanding	—	—	—	—	1,292,467
Treasury stock	—	—	—	—	40,051
Common stock (millions of yen)	6,610	6,610	7,218	7,779	11,848

	3/02	3/03	3/04	3/05	3/06

Dividend per share	25.00	15.00	8.50	3.88	2.10
(Of which half-year dividend)	12.50	6.50	3.75	1.38	1.00
(After retroactive adjustment for stock splits)	0.65	0.78	0.89	1.61	2.10

Non-Consolidated Operating Results
Japanese GAAP

Non-Consolidated Operating Results as of or for the Year Ended March 31, 2006

(millions of yen)
	3/05%		3/06%		% change

Notes and loans receivable	145,307	100.0	215,223	100.0	48.1
Loans to small business owners	77,820	53.6	81,973	38.1	5.3
Small business owner loans	56,958	39.2	56,691	26.3	(0.5)
Business Timely loans	20,862	14.4	25,282	11.7	21.2
Secured loans	18,385	12.7	90,042	41.8	389.7
Notes receivable	145	0.1	166	0.1	14.3
Loans to consumers	48,955	33.6	43,040	20.0	(12.1)
Wide loans	46,128	31.7	40,045	18.6	(13.2)
Consumer loans	2,827	1.9	2,994	1.4	5.9

*Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

Total operating revenues	32,370	100.0	34,152	100.0	5.5
Interest income from notes and loans receivable	29,250	90.4	28,472	83.4	(2.7)
Loans to small business owners	15,989	49.4	16,505	48.3	3.2
Small business owner loans	11,069	34.2	10,796	31.6	(2.5)
Business Timely loans	4,919	15.2	5,709	16.7	16.0
Secured loans	949	3.0	2,832	8.3	198.3
Notes receivable	45	0.1	21	0.1	—
Loans to consumers	12,265	37.9	9,113	26.7	(25.7)
Wide loans	10,280	31.8	8,376	24.5	(18.5)
Consumer loans	1,984	6.1	736	2.2	(62.9)
Other financial income	0	0.0	5	0.0	1455.6
Other	3,120	9.6	5,674	16.6	81.8

Total operating expenses	24,824	76.7	27,095	79.3	9.1
Financial costs	2,733	8.5	2,382	7.0	(12.9)
Other operating expenses	22,090	68.2	24,713	72.4	11.9
Advertising expenses	322	1.0	612	1.8	90.2
Commission fees	799	2.5	1,010	3.0	26.4
Loans charged off	100	0.3	234	0.7	132.2
Provision for loan losses	8,129	25.1	8,304	24.3	2.1
Excess interest repayment costs	—	—	918	2.7	—
Provision for guarantee losses	349	1.1	609	1.8	74.5
Salaries and employees benefits	5,582	17.2	5,810	17.0	4.1
Lease and rental expenses	1,919	5.9	1,649	4.8	(14.0)
Other	4,887	15.1	5,563	16.3	13.8

Operating income	7,546	23.3	7,056	20.7	(6.5)

Other income	825	2.6	1,354	4.0	—
Other expenses	382	1.2	301	0.9	—

Ordinary income	7,989	24.7	8,109	23.7	1.5

Special gains	4,264	13.2	4,246	12.4	—
Special losses	2,019	6.2	681	2.0	(66.3)

Income before income taxes	10,234	31.6	11,675	34.2	14.1

Net income	6,279	19.4	6,944	20.3	10.6

Adjusted net income per share (?)	12.7	—	6.9	—	—

*On May 20, 2005, Nissin completed a 1.2-for-1 stock split, and on November 18, 2005, Nissin completed a 2-for-1 stock split.

Non-Consolidated Balance Sheet as of March 31, 2006

			(millions of yen)

	3/05%		3/06%		¥ change

Total Current Assets	159,199	77.0	232,714	77.4	73,514
Cash and deposits	17,686	8.6	14,332	4.8	(3,354)
Notes and loans receivable	145,307	70.3	215,223	71.6	69,915
Other	3,069	1.5	10,411	3.5	7,342
Compensation of loans receivable	204	0.1	560	0.2	356
Interest receivable	830	0.4	983	0.3	152
Prepaid expenses	332	0.2	354	0.1	21
Deferred tax assets	469	0.2	1,114	0.4	645
Other	1,233	0.6	7,398	2.5	6,165
Allowance for loan losses	(6,864)	(3.3)	(7,253)	(2.4)	(388)

Total Fixed Assets	47,582	23.0	68,000	22.6	20,418
Tangible fixed assets	954	0.5	973	0.3	19
Buildings	445	0.2	448	0.1	3
Structures	6	0.0	5	0.0	0
Equipments	146	0.1	163	0.1	16
Land	355	0.2	355	0.1	—
Intangible fixed assets	2,351	1.1	2,013	0.7	(338)
Software	2,220	1.1	1,882	0.6	(338)
Telephone rights	130	0.1	130	0.0	—
Investments and other assets	44,276	21.4	65,013	21.6	20,737
Investment securities	22,091	10.7	29,052	9.7	6,961
Investment in affiliates	5,386	2.6	6,884	2.3	1,498
Capital contributions	1,050	0.5	2,210	0.7	1,160
Loans to affiliates	13,634	6.6	24,853	8.3	11,218
Bankrupt and delinquent loans receivable	3,932	1.9	4,251	1.4	318
Other	1,349	0.7	1,609	0.5	260
Allowance for loan losses	(3,167)	(1.5)	(3,847)	(1.3)	(680)

Total Assets	206,782	100.0	300,715	100.0	93,932

Total Current Liabilities	67,059	32.4	112,020	37.3	44,960
Short-term borrowings	7,417	3.6	19,700	6.6	12,283
Current portion of long-term borrowings	48,874	23.6	47,679	15.9	(1,194)
Current portion of bonds	5,000	2.4	1,800	0.6	(3,200)
Current portion of convertible bonds	—	—	822	0.3	822
Commercial paper	3,500	1.7	30,000	10.0	26,500
Other payable	688	0.3	629	0.2	(58)
Accrued income taxes	81	0.0	4,338	1.4	4,256
Accrued bonuses	616	0.3	640	0.2	24
Reserve for losses on excess interest repayments	—	—	590	0.2	590
Reserve for guarantee losses	349	0.2	609	0.2	260
Other	534	0.3	5,213	1.7	4,678

Total Long-term Liabilities	74,861	36.2	113,941	37.9	39,080
Bonds	9,500	4.6	26,200	8.7	16,700
Convertible bonds	8,942	4.3	—	—	(8,942)
Long-term borrowings	44,564	21.6	64,142	21.3	19,578
Asset backed commercial paper	6,672	3.2	21,669	7.2	14,997
Deferred tax liabilities	4,783	2.3	1,535	0.5	(3,248)
Accrued retirement benefits — directors and statutory auditors	330	0.2	330	0.1	—
Other	67	0.0	64	0.0	(3)

Total Liabilities	141,920	68.6	225,962	75.1	84,041

Common stock	7,779	3.8	11,848	3.9	4,069
Additional paid-in capital	10,465	5.1	15,519	5.2	5,054
Retained earnings	41,740	20.2	46,043	15.3	4,302
Legal reserve	400	0.2	400	0.1	—
General reserves	35,100	17.0	38,900	12.9	3,800
Unappropriated retained earnings	6,240	3.0	6,742	2.2	502
Unrealized gains on investment securities	7,913	3.8	3,173	1.1	(4,740)

Treasury stock	(3,037)	(1.5)	(1,833)	(0.6)	1,204

Total Shareholders’ Equity	64,861	31.4	74,752	24.9	9,891

Total Liabilities and Shareholders’ Equity	206,782	100.0	300,715	100.0	93,932

*Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

Loans charged-offs and Allowance for loan losses

	(millions of yen)

	3/01	3/02	3/03	3/04	3/05	3/06

Total loans receivable	129,256	156,073	177,751	179,290	149,240	219,474
Small business owner loans	28,682	37,386	53,915	57,167	58,961	59,523
Business Timely loans	7,671	16,034	17,302	18,658	20,862	25,282
Secured loans	1,817	1,427	1,588	10,003	18,811	90,323
Notes receivable	40	11	15	396	174	188
Wide loans	47,765	55,033	63,992	57,459	47,604	41,163
Consumer loans	43,278	46,179	40,938	35,604	2,827	2,994

Total loans charged off	5,057	6,982	10,337	11,759	8,179	8,024
Small business owner loans	756	991	1,640	2,468	2,809	3,127
Business Timely loans	110	829	1,579	1,787	1,998	2,173
Secured loans	4	48	23	100	22	21
Notes receivable	3	—	—	—	1	14
Wide loans	804	1,229	2,225	2,977	2,815	2,275
Consumer loans	3,378	3,883	4,868	4,426	533	411

Ratio of loans charged off (a)	3.8%	4.3%	5.5%	6.2%	5.2%	3.5%
Small business owner loans	2.6%	2.6%	3.0%	4.1%	4.6%	5.0%
Business Timely loans	1.4%	4.9%	8.4%	8.7%	8.7%	7.9%
Secured loans	0.2%	3.3%	1.5%	1.0%	0.1%	0.0%
Notes receivable	7.3%	—	—	—	0.8%	7.0%
Wide loans	1.7%	2.2%	3.4%	4.9%	5.6%	5.2%
Consumer loans	7.2%	7.8%	10.6%	11.1%	15.9%	12.1%

* Bankrupt and delinquent loans outstanding are included in theloans outstanding presented above.

Allowance for loan losses	(millions of yen)

	3/01	3/02	3/03	3/04	3/05	3/06

Allowance for loan losses	7,482	8,831	11,828	13,453	9,839	10,277
Allowance ratio (b)	5.8%	5.7%	6.7%	7.5%	6.6%	4.7%

* (a) to the sum of loans outstanding + loans charged-offs; (b) to loans outstanding after loans are charged off.

Allowance for guarantee losses	(millions of yen)

	3/04	3/05	3/06

Allowance for guarantee losses	108	334	609
Allowance ratio	3.0%	4.6%	5.0%

Interest Rate on Loans Outstanding and Borrowings

	(%)

	3/01	3/02	3/03	3/04	3/05	3/06

Contractual interest rate	26.3	25.9	25.3	24.0	22.1	16.0
Small business owner loans	25.2	24.8	24.4	23.1	23.2	21.3
Business Timely loans	28.0	27.8	27.5	27.1	26.4	25.4
Loans secured by real estate	20.4	20.5	20.6	12.3	8.7	6.4
Wide loans	25.3	24.9	24.5	24.1	23.9	23.1
Consumer loans	28.2	27.6	27.3	27.0	26.9	26.7

* Figures are weighted average rates at period-end.

	(millions of yen)

	3/01	3/02	3/03	3/04	3/05	3/06

Total borrowings at period-end	118,259	130,058	152,394	143,367	134,469	212,013
Short-term (incl. CPs)	1,740	1,400	5,500	5,300	10,917	49,700
Long-term (incl. bonds)	116,519	128,658	146,894	138,067	123,552	162,313
Total amount of borrowing by effective fixed interest rate	102,282	106,931	87,870	92,455	81,066	100,691
Fixed rate	61,282	74,931	87,870	92,455	79,066	100,691
Interest rate caps/swaps	41,000	32,000	—	—	2,000	—
% of borrowing by effective fixed interest rate	87.8	83.1	59.8	67.0	65.6	62.0

Weighted average borrowing rate at the end of the period	3.2	2.8	2.3	2.2	1.8	1.3
Direct	3.0	2.7	2.3	2.0	1.3	0.9
Indirect	3.3	2.8	2.4	2.3	2.0	1.5
Weighted average borrowing rate for the period (all cost included)	3.7	3.1	2.6	2.3	2.1	1.5
Direct	3.1	2.8	2.5	2.2	1.8	1.0
Indirect	3.9	3.4	2.7	2.4	2.2	1.7
(borrowing cost only)	3.5	3.0	2.6	2.4	2.1	1.5

Breakdown of borrowings	(millions of yen)

	3/01	3/02	3/03	3/04	3/05	3/06

Total borrowings at period-end	118,259	130,058	152,394	143,367	134,469	212,013
Indirect	79,279	80,558	101,420	92,701	100,855	131,521
Banks	48,518	59,798	68,704	64,771	84,609	112,946
Life insurance companies	1,324	437	200	100	—	—
Non-life insurance companies	3,728	1,600	2,327	2,407	1,716	1,981
Nonbanks	25,707	18,722	30,188	25,423	14,528	16,592
Direct	38,980	49,500	50,974	50,665	33,614	80,491
Bonds/convertible bonds	38,980	49,500	41,500	37,500	23,442	28,822
Commercial paper	—	—	2,400	3,200	6,672	30,000
Securitization, etc	—	—	7,074	9,964	3,500	21,669

Operating Results of Consolidated Subsidiaries

Nissin Servicer Co., Ltd.	(millions of yen)

	3/05%		3/06%		% change

Contracted amount outstanding of purchased loans	1,097,289	—	1,639,645	—	49.4

Operating revenues	11,198	100.0	15,947	100.0	42.4
Revenue from purchased loans	9,590	85.6	10,127	63.5	5.6
Revenue from real estate sold (loan servicing business)	1,404	12.5	4,209	26.4	199.7
Other	203	1.8	1,610	10.1	692.2

Operating costs	7,327	65.4	8,774	55.0	19.7
Cost of purchased loans collected	6,336	56.6	5,811	36.4	(8.3)
Cost of real estate sold (loan servicing business)	973	8.7	2,953	18.5	203.5
Other	18	0.2	9	0.1	(50.4)

Gross profit	3,870	34.6	7,172	45.0	85.3

Selling, general and administrative expenses	1,943	17.4	2,821	17.7	45.2

Operating income	1,926	17.2	4,351	27.3	125.8

Ordinary income	1,761	15.7	4,029	25.3	128.7

Net income	1,022	9.1	2,353	14.8	130.2

Adjusted net income per share (¥)	8,327.7	—	4,353.2	—	—

*On each of May 20, 2005 and November 18, 2005, Nissin Servicer completed a 2-for-1 stock splits.

APREK Co., Ltd.	(millions of yen)

	3/05%		3/06%		% change

Notes and loans receivable	6,727	100.0	9,017	100.0	34.0
Notes receivable	2,485	36.9	2,132	23.6	(14.2)
Loans on notes	23	0.4	19	0.2	(19.8)
Loans on deed/Small business owner loans	3,459	51.4	5,597	62.1	61.8
Secured loans	758	11.3	1,268	14.1	67.3

Total operating revenues	1,286	100.0	1,327	100.0	3.2
Interest income from notes receivable	279	21.7	252	19.0	(9.6)
Interest income from loans receivable	1,000	77.8	1,069	80.6	6.8
Other operating income	5	0.5	5	0.4	(9.7)

Total operating expenses	1,265	98.4	1,454	109.6	14.9
Interest on borrowing	189	14.8	194	14.6	2.2
Other operating expenses	1,075	83.6	1,260	94.9	17.2

Operating income	21	1.6	(126)	(9.6)	(703.2)
Ordinary income	31	2.4	(108)	(8.1)	(443.9)
Net income	12	0.9	(193)	(14.6)	(1,696.4)
Adjusted net income per share (¥)	2.7	—	(42.8)	—	—

*The operating results presented above are APREK Co., Ltd.’s fiscal year results.
*The operating results for the three months ended March 31, 2006 of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, are included in the operating results for the year ended March 31, 2006.
*Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

Other Subsidiaries	(millions of yen)

	3/05%		3/06%		% change

Total operating revenues	2,516	100.0	11,051	100.0	339.2
Revenue from leases and installment loans	1,539	61.2	4,047	36.6	162.9
Revenue from real estate sold	—	—	2,832	25.6	—
Other operating income	976	38.8	4,172	37.8	327.1

Total operating expenses	3,519	139.9	10,087	91.3	186.6
Cost of leases and installment loans	1,532	60.9	3,420	30.9	123.2
Cost of real estate sold	—	—	2,504	22.7	—
Other operating expenses	1,987	79.0	4,162	37.7	109.5

Operating income	(1,002)	(39.9)	964	8.7	(196.1)
Ordinary income	(1,058)	(42.1)	895	8.1	(184.5)

Net income	(981)	(39.0)	320	2.9	(132.6)